EXHIBIT 3.2


                           CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                               IAC/INTERACTIVECORP

                         (PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

--------------------------------------------------------------------------------


         IAC/InterActiveCorp, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "CORPORATION"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock, par value $0.01 per share, of the Corporation (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1. DESIGNATION AND AMOUNT. The designation of such series of Preferred Stock authorized by this resolution shall be the Series B Cumulative Convertible Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED STOCK"). The number of shares of Series B Convertible Preferred Stock shall be 1,000. The face value of the Series B Convertible Preferred Stock shall be $27.77 (the "FACE VALUE").

     Section 2. RANK AND TERM. All shares of Series B Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the now or hereafter issued classes of common stock, $0.001 par value per share, of the Corporation (the "COMMON STOCK"). No other preferred stock of the Corporation shall rank senior to the Series B Convertible Preferred Stock with respect to payment upon liquidation or payment of dividends without the consent of the holders of record of the Series B Convertible Preferred Stock (the "HOLDERS") representing a majority of the Series B Convertible Preferred Stock then outstanding. At the close of business on February 4, 2022 (the "EXPIRATION DATE"), without any further action on the part of the Corporation or any Holder, but subject to payment of all accrued and unpaid dividends on the Series B Convertible Preferred Stock, all then outstanding shares of Series B Convertible Preferred Stock shall automatically be converted to common stock in conformance with the provisions of Section 6 and no shares of Series B Convertible Preferred Stock shall thereafter be issued or outstanding.

     Section 3. DIVIDENDS. The Holders shall be entitled to receive, whether or not dividends are declared by the Board out of funds at the time legally available therefor, annual dividends in the amount of (a) 1.99% of the Face Value per annum per share of Series B Convertible Preferred Stock, plus (b) the excess, if any, of the value of any dividends paid with respect to the number of shares of Common Stock into which each outstanding share of the Series B Convertible Preferred Stock is then convertible over the amount described in clause (a), and no more. Dividends on the Series B Convertible Preferred Stock shall be fully cumulative, shall accrue without interest from the date of first issuance, and shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 (each, a "DIVIDEND DATE") of each year (except that if any such date is a Saturday, Sunday or Legal Holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday or Legal Holiday) to holders of record as they appear on the stock transfer books of the Corporation on the close of business on the fifth Business Day prior to such Dividend Date, it being understood that the first dividend payment hereunder shall be made on November 15, 2005 and shall be made in respect of a full quarterly dividend period. All dividends on the Series B Convertible Preferred Stock are payable, at the Corporation's option, in cash, shares of Common Stock or any combination thereof, with the Common Stock valued at the Market Price (as defined below) as of the applicable Dividend Date. For purposes hereof, the term "LEGAL HOLIDAY" shall mean any day on which banking institutions are authorized to close in New York, New York. Dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Series B Convertible Preferred Stock with respect to the amounts determined pursuant to clause (a) of this paragraph for each quarterly dividend period shall be computed by dividing the annual amount determined pursuant to such clause (a) by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of the number of days actually elapsed of a 360-day year, provided that in no event shall the dividend amount for any period shorter than a full quarterly dividend period be greater than the full quarterly dividend amount.

         If the Corporation elects to pay all or any portion of a dividend in shares of Common Stock, the number of shares of Common Stock to be delivered by the Corporation for each share of Series B Convertible Preferred Stock held by a Holder shall equal (x) the cash value of the dividend (or portion of a dividend) to be paid with Common Stock divided by (y) the Market Price. The "MARKET PRICE" shall be equal to the average of the daily Closing Prices (as defined below) of the Common Stock for the 10 consecutive Trading Days (as defined below) ending on the second Trading Day immediately preceding the applicable Dividend Date (or other date with respect to which the Market Price is to be determined). The "CLOSING PRICE" for each Trading Day shall be the last reported sales price regular way, during regular trading hours, or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, during regular trading hours, for such day, in each case on The Nasdaq Stock Market or, if not listed or quoted on such market, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation

System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ. If the shares of Common Stock are not listed or admitted to trading on a national securities exchange or quoted by NASDAQ, the Market Price shall be determined in good faith by the Board of Directors of the Corporation or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Corporation. "TRADING DAY" shall mean a day on which the securities exchange utilized for the purpose of calculating the Market Price shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported. In lieu of any fractional share of Common Stock which would otherwise be issued in payment for a dividend on Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the Market Price multiplied by the fractional interest that otherwise would have been deliverable as a dividend on such Series B Convertible Preferred Stock.

         On each Dividend Date all dividends which shall have accrued on each share of Series B Convertible Preferred Stock outstanding on such Dividend Date shall accumulate and be deemed to become "due" whether or not there shall be funds legally available for the payment thereof. Any dividend which shall not be paid on the Dividend Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series B Convertible Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series B Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated PRO RATA on a share-by-share basis among all such shares at the time outstanding.

         No dividends shall be paid or declared and set apart for payment on the Corporation's Common Stock or on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock (the "PARITY DIVIDEND STOCK") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for payment upon shares of Series B Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment PRO RATA so that the amount of dividends paid or declared and set aside for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Section 4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such Holders, whether or not declared, without interest, plus a sum per share of Series B Convertible Preferred Stock equal to the greater of (a) $27.77 and (b) the liquidating distribution that would be paid with respect to the number of shares of Common Stock into which a share of Series B Convertible Preferred Stock is then convertible, and no more. Such final distribution on the shares of the Series B Convertible Preferred Stock shall be made before any payment is made or assets are distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock (the "JUNIOR LIQUIDATION STOCK"). In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series B Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series B Convertible Preferred Stock (the "PARITY LIQUIDATION STOCK"), the Holders and the holders of the Parity Liquidation Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of Series B Convertible Preferred Stock, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation by virtue of their ownership of the Series B Convertible Preferred Stock. Except as set forth in Section 6(i), neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property or any combination thereof shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

         A Holder shall not be entitled to receive any payment owed for such shares under this Section 4 until such Holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series B Convertible Preferred Stock (or, in the event such certificate(s) have been lost or destroyed, an affidavit of the Holder of loss or destruction reasonably satisfactory to the Corporation as well as other support as reasonably requested by the Corporation) and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Series B Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon liquidation after the due date thereof.

     Section 5. REDEMPTION. (a) REDEMPTION AT THE OPTION OF THE CORPORATION. Commencing on the tenth anniversary of the Effective Time (for the purposes hereof, the "EFFECTIVE TIME" shall be February 4, 2002), the Corporation, at its option, may from time to time redeem all or a portion of (but if a portion, shares representing at least 25% of the originally issued aggregate Face Value, unless there shall remain outstanding less than 25% of such amount, in which case all outstanding shares may be redeemed) of the outstanding Series B Convertible Preferred Stock at a redemption price equal to the Face Value plus all dividends on the Series B Convertible Preferred Stock being redeemed that are accrued and unpaid thereon, whether or not declared or due, to the date fixed for redemption (the "REDEMPTION DATE"), such sum being hereinafter referred to as the "REDEMPTION PRICE". The Redemption Price may be paid in cash, shares of Common Stock or a combination thereof, at the option of the Corporation.

         If the Corporation elects to pay the Redemption Price in Common Stock, the number of shares of Common Stock to be paid per share of Series B Convertible Preferred Stock being redeemed shall equal (x) the then-current Redemption Price of the Series B Convertible Preferred Stock (or portion thereof to be paid in shares of Common Stock), divided by (y) the Market Price as of the date of the notice for redemption described below.

         In case of the redemption pursuant to this Section 5(a) of less than all of the then outstanding Series B Convertible Preferred Stock, the shares of Series B Convertible Preferred Stock to be redeemed shall be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

         Not more than 60 nor less than 20 days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be given to each Holder of Series B Convertible Preferred Stock to be redeemed, at such Holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Convertible Preferred Stock to be redeemed, that on and after the Redemption Date, dividends will cease to accrue on such shares of Series B Convertible Preferred Stock to be redeemed, the then effective conversion price pursuant to Section 6 and that the right of holders to convert such shares of Series B Convertible Preferred Stock to be redeemed shall terminate at the close of business on the Redemption Date (unless the Corporation defaults in the payment of the Redemption Price).

         Any notice that is mailed as provided in Section 13 shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the Holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Convertible Preferred Stock. On or after the Redemption Date as stated in such notice, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price as herein provided. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the Redemption Date, shares of Common Stock and/or funds, as the case may be, necessary for the redemption shall be available therefor and shall have been irrecoverably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered the dividends with respect to the shares so called shall cease to accrue after the Redemption Date, the shares shall no longer be deemed outstanding, the Holders thereof shall cease to be Holders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the Holders to receive payment of the Redemption Price as herein provided without interest upon surrender of their certificates therefor) shall terminate. At the close of business on the Redemption Date, each Holder of Series B Convertible Preferred Stock so redeemed (unless the Corporation defaults on its obligations to deliver shares of Common Stock or cash) shall be, without any further action, to the extent the Corporation elected to pay the Redemption Price in shares of Common Stock, deemed a holder of the number of shares, if any, of Common Stock for which such Series B Convertible Preferred Stock is redeemable, and, to the extent the Corporation elected to pay the Redemption Price in cash, entitled to receive payment of the Redemption Price in cash, without interest.

         The shares of Series B Convertible Preferred Stock shall not be subject to the operation of any purchase, retirement, mandatory redemption (except as specified in this Section) or sinking fund.

         The Holder of any shares of Series B Convertible Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such Holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Series B Convertible Preferred Stock redeemed (or, in the event such certificate(s) have been lost or destroyed, an affidavit of the Holder of loss or destruction reasonably satisfactory to the Corporation as well as other support as reasonably requested by the Corporation) and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Series B Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Series B Convertible Preferred Stock after its Redemption Date provided that the shares of Common Stock and/or funds sufficient for the redemption shall have been made available therefor and shall have been irrecoverably deposited or set aside.

         In the event that, prior to a Redemption Date, any shares of Series B Convertible Preferred Stock shall be converted into Common Stock pursuant to
Section 6, then (i) the Corporation shall not have the right to redeem such shares and (ii) shares of Common Stock and any funds which shall have been deposited for the payment of the Redemption Price for such shares of Series B Convertible Preferred Stock shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to Holders on the record date for such dividends being so payable, to the extent set forth in
Section 6 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related dividend payment date).

     (b) REDEMPTION AT THE OPTION OF THE HOLDER. During the 20 Trading Day period preceding each of the fifth, seventh, tenth and fifteenth anniversaries of the Effective Time (each such period, a "HOLDER'S REDEMPTION PERIOD"), a Holder may elect to cause the Corporation to redeem all or any of the shares of Series B Convertible Preferred Stock held by such Holder. The Corporation shall redeem each such share for the Face Value, plus all accrued and unpaid dividends whether or not declared through the applicable anniversary (the "HOLDER'S REDEMPTION CONSIDERATION"), for cash, shares of Common Stock or a combination thereof, at the Corporation's option.

         For any shares of Series B Convertible Preferred Stock that the Corporation elects to redeem for Common Stock, the amount of Common Stock to be paid per share of Series B Convertible Preferred Stock so redeemed shall equal
(x) the Holder's Redemption Consideration (or portion thereof to be paid in shares of Common Stock), divided by (y) the Market Price as of the applicable anniversary date.

         A Holder electing to redeem one or more shares of Series B Convertible Preferred Stock shall provide notice in accordance with Section 13 to the transfer agent designated by the Corporation for such purpose or, if there be none, to the principal business offices of the Corporation (the "HOLDER'S NOTICE"), postmarked (if not hand delivered) or received by the transfer agent or principal business offices of the Corporation, as applicable (if hand delivered), on a date within the applicable Holder's Redemption Period. Any Holder's Notice that is mailed as herein provided, and includes the documentation described in the next succeeding paragraph, shall be conclusively presumed to have been duly given, and the shares of Series B Convertible Preferred Stock shall be deemed to be subject to redemption by the Corporation on the applicable anniversary upon receipt of such notice by the Corporation.

         A Holder shall include with the Holder's Notice (i) the certificate(s) representing such shares of Series B Convertible Preferred Stock redeemed (or, in the event such certificate(s) have been lost or destroyed, an affidavit of the Holder of loss or destruction reasonably satisfactory to the Corporation as well as other support as reasonably requested by the Corporation) and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Series B Convertible Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Holder's Redemption Consideration for any share of Series B Convertible Preferred Stock after its redemption date.

         If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on or after the date the Corporation receives the Holder's Notice, shares of Common Stock and/or funds necessary for the redemption shall have been made available therefor and shall have been irrecoverably deposited or set aside, then the dividends with respect to the shares to be so redeemed shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the Holders thereof shall cease to be Holders of Series B Convertible Preferred Stock, and all rights whatsoever with respect to the shares so requested to be redeemed (except the right of the Holders to receive payment of the redemption price as herein provided without interest upon surrender of their certificates therefor) shall terminate.

     Section 6. CONVERSION. (a) RIGHT OF CONVERSION/AUTOMATIC CONVERSION. Subject to and upon compliance with the provisions of this Section 6, each share of Series B Convertible Preferred Stock shall, at the option of the Holder, be convertible at any time (unless such share is called for redemption, then to and including but not after the close of business on the date fixed for such redemption, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the quotient obtained by dividing $27.77 by the Conversion Price (as defined in Section 6(d)) in effect at such time and by surrender of such share so to be converted in the manner provided in Section 6(b).

         Each share of Series B Convertible Preferred Stock shall automatically be converted into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the quotient obtained by dividing $27.77 by the Conversion Price in effect as of the Expiration Date.

     (b) MANNER OF EXERCISE OF CONVERSION. In order to exercise the conversion privilege (or, in the case of an automatic conversion, receive the Common Stock into which the shares of Series B Convertible Preferred Stock have been converted), the Holder of one or more shares of Series B Convertible Preferred Stock to be converted (or that have been converted, in the case of an automatic conversion) shall surrender the certificate(s) representing such shares (or, in the event such certificate(s) have been lost or destroyed, an affidavit of the Holder of loss or destruction reasonably satisfactory to the Corporation as well as other support as reasonably requested by the Corporation) to the transfer agent designated by the Corporation for such purpose or, if there be none, to the principal business offices of the Corporation, accompanied by the funds, if any, required by the last paragraph of this Section 6(b) and shall give written notice of conversion in compliance with Section 13 in the form provided on such shares of Series B Convertible Preferred Stock (or such other notice as is acceptable to the Corporation) to the Corporation at such office or agency that the Holder elects to convert the shares of Series B Convertible Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion shall be issued. Each share of Series B Convertible Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such shares of Series B Convertible Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share of Series B Convertible Preferred Stock in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 6(c).

         Each conversion, other than an automatic conversion, shall be deemed to have been effected immediately prior to the close of business on the date on which such shares of Series B Convertible Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) is deemed received by the Corporation as aforesaid (such date, the "CONVERSION DATE"). In the case of an automatic conversion, the Expiration Date shall be the Conversion Date. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon a conversion, including an automatic conversion, shall be deemed to have become the holder or holders of record of the shares represented thereby at the close of business on the Conversion Date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares of

Series B Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation.

     (c) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock. If more than one share of Series B Convertible Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate of $27.77 for each such share so surrendered. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any share of Series B Convertible Preferred Stock, the Corporation shall pay to the Holder of such shares an amount in cash (computed to the nearest cent) equal to the Closing Price on the Conversion Date (or the next Trading Day if such date is not a Trading Day) multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

     (d) CONVERSION PRICE. The "CONVERSION PRICE" shall mean and be $37.48, subject to adjustment by the Corporation on the applicable Conversion Date as set forth in Section 6(e) below, and subject to adjustment by the Corporation from time to time as set forth in Section 6(f), below.

     (e) MARKET PRICE ADJUSTMENT TO CONVERSION PRICE. Solely with respect to shares of Series B Convertible Preferred Stock being converted on an applicable Conversion Date:

          (i) If and only if the Market Price on the applicable Conversion Date exceeds $38.98 (as such amount may be adjusted pursuant to Section 6(f)(v), the "TRIGGER PRICE"), the Conversion Price with respect to the shares of Series B Convertible Preferred Stock being converted on such Conversion Date shall be adjusted as set forth in Section 6(e)(ii) (such adjustment, the "MARKET PRICE ADJUSTMENT").

          (ii) If the Market Price Adjustment is applicable pursuant to Section 6(e)(i) above, the Conversion Price on the applicable Conversion Date shall be calculated as follows:


                                        ($27.77 x Market Price)                            D
Revised Conversion Price =                                                        X
                           -----------------------------------------------------     ------------
                               [(Market Price x A) + {B x (Market Price - C)}]          $37.48


where:

A   =    0.7408
B   =    0.2396
C   =    Trigger Price
D = Conversion Price in effect after giving effect to any adjustments described in Section 6(f) and without giving effect to this Section 6(e).

         Any adjustment to the Conversion Price pursuant to this Section 6(e)(ii) shall not require any adjustment to the Trigger Price pursuant to
Section 6(f) below.

     (f) OTHER ADJUSTMENTS.

          (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification, recapitalization or reorganization of its Common Stock (other than a reorganization in which the provisions of Section 6(i) apply) any shares of capital stock of the Corporation, then in each such case the Conversion Price in effect immediately prior to such action shall be equitably adjusted so that the Holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which such Holder would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection
     (f)(i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination, reclassification, recapitalization or reorganization. If, as a result of an adjustment made pursuant to this subsection (f)(i), the Holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors in the exercise of its good faith judgment (whose determination shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

          (ii) In case the Corporation shall issue options, rights or warrants to holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date mentioned below) to subscribe for or purchase shares of Common Stock or other securities convertible or exchangeable for shares of Common Stock at a price per share less than the Current Market Price (as determined pursuant to subsection (iv) of this Section 6(f)) (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter, it being agreed that none of the adjustments set forth in this Section 6(f) shall apply to the issuance of stock, options, rights, warrants or other property pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan for the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any security covered by this Section 6(f)(ii) entitles the holder thereof to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, warrants or convertible or exchangeable securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto) to be received by the Corporation upon the exercise, conversion or exchange of such securities, the value of such consideration, if other than cash, to be determined by the Board of Directors in the exercise of its good faith judgment (whose determination shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate).

          (iii) In case the Corporation shall, by dividend or otherwise, distribute to holders of its outstanding Common Stock that is not also distributed to holders of its Series B Convertible Preferred Stock on an as-converted basis as of the record date for the determination of stockholders entitled to receive such distribution, evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (i) of this Section 6(f)) or options, rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subsection (ii) of this Section 6(f)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the Current Market Price as of the Time of Determination less the fair market value on such record date (as determined by the Board of Directors in the exercise of its good faith judgment, whose determination shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (iv) For the purpose of any computation under subsections (ii) and
     (iii) of this Section 6(f), the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the shorter of (A) 10 consecutive Trading Days ending on the day immediately preceding the applicable Time of Determination (as defined below) or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last day prior to the applicable Time of Determination. For purposes of the foregoing, the term "TIME OF DETERMINATION" shall mean the time and date of the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in Section 6(f)(ii) and (iii).

          (v) In any case in which this Section 6(f) shall require that an adjustment be made to the Conversion Price, the Trigger Price shall be adjusted as follows:

                                                                $38.98
         Revised Trigger Price = Revised Conversion Price x
                                                         -------------------

                                                                $37.48

          (vi) In any case in which this Section 6(f) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until the filing by the Corporation with the stock transfer or conversion agent, as the case may be, of the certificate required by subsection (viii)) issuing to the holder of any share of Series B Convertible Preferred Stock converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

          (vii) No adjustment in the Conversion Price shall be required to be made pursuant to this Section 6(f) unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (f)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Anything in this Section 6(f) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 6(f), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (f)(i), (f)(ii), and (f)(iii) and Section 6(e) above, the Conversion Price shall not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

          (viii) Whenever the Conversion Price is adjusted pursuant to this
     Section 6(f), (A) the Corporation shall promptly file with the stock transfer or conversion agent, as appropriate, a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall, absent manifest error (including the failure to make any other required adjustment under this Section 6(f)), be conclusive evidence of the correctness of such adjustment, and (B) the Corporation shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each Holder a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer or conversion agent, as the case may be, shall not be under any duty or responsibility with respect to the certificate required by this subsection (viii) except to exhibit the same to any Holder who requests to inspect it.

          (ix) In the event that at any time, as a result of an adjustment made pursuant to subsections (i), (ii) or (iii) of this Section 6(f), the Holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Series B Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

          (x) The Corporation from time to time in its sole discretion may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to all Holders a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

     (g) RESERVATION OF SHARES OF COMMON STOCK. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights (other than such rights as do not affect the ownership of shares issued to a Holder), out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series B Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock not theretofore converted or redeemed and on or before taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Common Stock deliverable upon conversion above the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this Section 6(g), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series B Convertible Preferred Stock were held by a single holder.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Series B Convertible Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

     (h) TRANSFER TAXES, ETC. The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series B Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (i) CONSOLIDATION OR MERGER OR SALE OF ASSETS. For purposes of this paragraph (i), a "SALE TRANSACTION" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Corporation's Common Stock are converted into or exchanged for stock, other securities, cash or assets or following which any remaining outstanding shares of Common Stock fail to meet the listing standards imposed by each of the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market at the time of such transaction, but shall not include any transaction the primary purpose of which is the reincorporation of the Corporation in another U.S. jurisdiction so long as in such transaction each share of Series B Convertible Preferred Stock shall convert into an equity security of the successor to the Corporation having identical dividends, rights and preferences as the Series B Convertible Preferred Stock. If a Sale Transaction occurs, then each Holder shall have the right to elect one of the following: (i) such Sale Transaction shall be deemed a liquidation for purposes of Section 4, and the amount of the liquidating distribution to holders of Common Stock for purposes of calculating the liquidation preference payable under Section 4 shall be deemed to be zero, (ii) provision shall be made so that such Holder receives in exchange for each outstanding share of Series B Convertible Preferred Stock held by such Holder the kind and amount of securities, cash or other property receivable upon such Sale Transaction by a holder of the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock might have been converted immediately prior to such Sale Transaction assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Sale Transaction (provided that, if the kind or amount of securities, cash or other property receivable upon such Sale Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 6(i) the kind and amount of securities, cash or other property receivable upon such Sale Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares) or
(iii) to the extent permitted under applicable law, lawful provision shall be made by the corporation, if any, formed by the Sale Transaction or the corporation, if any, whose securities, cash or other property will immediately after the Sale Transaction be owned, by virtue of such Sale Transaction, by the holders of Common Stock immediately prior to such Sale Transaction, or the corporation, if any, which shall have acquired (whether directly or indirectly) in such Sale Transaction such assets or securities of the Corporation (collectively the "FORMED, SURVIVING OR ACQUIRING CORPORATION"), as the case may be, providing that the Holder of each share of Series B Convertible Preferred Stock then outstanding shall receive in exchange for each such share of Series B Convertible Preferred Stock an equity security of the Formed, Surviving or Acquiring Corporation having substantially equivalent dividends, rights and preferences as the Series B Convertible Preferred Stock ("MIRROR PREFERRED STOCK"), except that the Holder thereof shall have the right thereafter to convert such Mirror Preferred Stock into the kind and amount of securities, cash or other property receivable upon such Sale Transaction by a holder of the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock might have been converted immediately prior to such Sale Transaction assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Sale Transaction. Each Holder shall be provided notice of the Sale Transaction not later than twenty
(20) days prior to the effective date thereof, which notice shall detail the material terms of the Sale Transaction, including without limitation the nature and amount of consideration payable to the holders of Common Stock in such Sale Transaction. In the event that a Holder elects option (iii) and such option is not permitted under applicable law, at the option of the Corporation, (A) the Formed, Surviving or Acquiring Corporation will cause a U.S. subsidiary of such Formed, Surviving or Acquiring Corporation to issue a security satisfying the terms described in option (iii) above or (B) such Sale Transaction shall be deemed a liquidation for purposes of Section 4, and the amount of the liquidating distribution to holders of Common Stock for purposes of calculating the liquidation preference payable under Section 4 shall be deemed to be 20% of the amount of the liquidation preference payable to a Holder of Series B Convertible Preferred Stock pursuant to clause (a) of Section 4 hereof (i.e., initially $27.77), as such amount may be adjusted from time to time pursuant to the terms of this Certificate. The Formed, Surviving or Acquiring Corporation shall, if applicable, make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this Section 6(i) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series B Convertible Preferred Stock.

         Notwithstanding anything to the contrary herein, there will be no adjustment in connection with a Sale Transaction pursuant to Section 6(f) hereof except as provided in this Section 6(i). The above provisions of this Section 6(i) shall similarly apply to successive Sale Transactions; provided, however, that in no event shall a Holder of a share of Series B Convertible Preferred Stock be entitled to more than one adjustment pursuant to this Section 6(i) in respect of a series of related transactions.

     Section 7. VOTING RIGHTS. The Holders shall not have any voting rights by virtue of their ownership of the Series B Convertible Preferred Stock except as set forth herein or as otherwise from time to time may be required by law. In connection with any vote in which the holders of Common Stock are entitled to vote (other than pursuant to Section C(4) of Article IV of the Restated Certificate of Incorporation of the Corporation relating to the separate right of the holders of Common Stock as a class to elect 25% of the Corporation's directors), a Holder will have two votes for each share of Series B Convertible Preferred Stock held, such votes to be cast together with the votes of the holders of the Common Stock, voting together as a single class. Any shares of Series B Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

     Section 8. OUTSTANDING SHARES. For purposes of this Certificate of Designation, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5, all shares of Series B Convertible Preferred Stock that have been so called for redemption under Section 5 if shares of Common Stock and funds necessary for payment of the redemption price, as the case may be, have been irrevocably set apart; (ii) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

     Section 9. STATUS OF ACQUIRED SHARES. Shares of Series B Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6, cancelled pursuant to Section 2 or otherwise acquired by the Corporation will be restored to the status of authorized and unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Convertible Preferred Stock.

     Section 10. PREEMPTIVE RIGHTS. The Series B Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     Section 11. COVENANT REGARDING SHARES OF COMMON STOCK. All shares of Common Stock which may be delivered upon conversion or redemption of shares of Series B Convertible Preferred Stock, or in connection with any dividend payment, will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights (other than rights which do not affect the Holder's right to own the shares of Common Stock to be issued), and prior to the applicable Redemption Date, Dividend Date or Conversion Date, the Corporation shall take any corporate action necessary therefor. The issuance of all such shares of Common Stock shall, to the extent permitted by law, be registered under the Securities Act of 1933, as amended.

     Section 12. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     Section 13. NOTICES. Any notice to Holders or the Corporation required pursuant to this Certificate of Designations shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt, and (iv) five (5) business days after having been sent by first class mail, postage prepaid. All notices to Holders shall be addressed to each Holder of record at the address of such Holder appearing on the books of the Corporation.

         IN WITNESS WHEREOF, IAC/InterActiveCorp has caused this Certificate of Designations to be executed by its duly authorized officer on August 8, 2005.


                                       IAC/INTERACTIVECORP

                                       By: /s/ Gregory R. Blatt
                                          --------------------------------------
                                       Name:  Gregory R. Blatt
                                       Title: Executive Vice President